Exhibit 5.1
July 2, 2019
LendingClub Corporation
595 Market St., Suite 200
San Francisco, California 94105

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We are acting as counsel to LendingClub Corporation, a Delaware corporation (the “Company”), in connection with the registration of 31,989,975 shares (the “Shares”) of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), pursuant to a Registration Statement on Form S-8 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), covering the offering and sale by the Company of 27,091,113 shares of Common Stock to be issued under the Company’s 2014 Equity Incentive Plan (the “2014 Plan”) and 4,898,862 shares of Common Stock to be issued under the Company’s 2014 Employee Stock Purchase Plan (together with the 2014 Plan, the “Plans”).

As counsel for the Company, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion and we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

For the purpose of the opinion rendered below, we have assumed that in connection with the issuance of the Shares under the Plans, the Company will receive consideration in an amount not less than the aggregate par value of the Shares covered by each such issuance.

Based upon the foregoing, we are of the opinion that the Shares, when issued and sold in accordance with the terms set forth in the Plans and pursuant to the agreements that accompany the Plans, will be validly issued, fully paid and nonassessable.

July 2, 2019
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We consent to the use of this opinion as an exhibit to the Registration Statement, and we consent to the reference of our name wherever appearing in the Registration Statement and any amendments thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Morrison & Foerster LLP